Exhibit 10.2

THIRD AMENDMENT TO THE

NAVISTAR, INC.

MANAGERIAL RETIREMENT OBJECTION PLAN

WHEREAS, Navistar, Inc. (the “Company”) maintains the Navistar, Inc. Managerial Retirement Objective Plan, as amended through July 31, 2008 (the “Plan”);

WHEREAS, the Company desires to cease all benefit accruals under the Plan, effective December 31, 2013; and

WHEREAS, the Company reserves the right to amend the Plan pursuant to Section 7.3 therein.

NOW THEREFORE, by virtue and in exercise of the power to amend the Plan reserved to the Company under the Plan, the Plan is hereby amended, effective December 31, 2013 (or as otherwise specified herein), as follows:

1.	By adding a new Paragraph at the end of the “Introduction” section of the Plan, as follows:

“Cessation of All Benefit Accruals as of December 31, 2013

Notwithstanding any other provision of the Plan, effective December 31, 2013, all benefit accruals under the Plan shall cease (as further described in Sections 1.20, 2.3, 2.4, 4.3, 10.1, and 10.3).”

2.	By amending Section 1.20 of the Plan by adding the following at the end thereof:

“Notwithstanding the forgoing, for any employee who Retires or otherwise terminates employment after December 31, 2013, such employee’s monthly Social Security Benefit for purposes of determining the offset in Subsections 4.1(b) or 10.3(a) shall be determined using such laws as in effect at December 31, 2013, and assuming (a) for purposes of Subsection 4.1(b) that there are no Social Security earnings (or earning for purposes of the aforementioned Canadian plans or programs, as applicable) or estimated compensation after said date, and (b) for purposes of Subsection 10.3(a), as described in Subsection 10.3(a)(iii).”

3.	By amending Section 2.3 of the Plan by replacing the clause therein:

“provided, however, that this Section 2.3 shall not apply to an Employee or former Employee who, as of December 31, 2004:”

with the following:

“provided, however, that this Section 2.3 shall not apply, but Section 2.4 shall apply, to an Employee or former Employee who, as of December 31, 2004:”

4.	By amending Section 2.3 of the Plan by replacing the clause therein:

“unless and until such Employee or former Employee returns to active employment with the Company or a Participating Company.”

with the following:

“unless and until such Employee or former Employee returns to active employment with the Company or a Participating Company on or before December 31, 2013.”

5.	By adding at the end of Section 2 of the Plan a new Section 2.4, as follows:

“2.4 Special Rules for Certain Participants Who Were Receiving Long Term Disability Benefits or Who Had Been Involuntarily Terminated and Were Eligible for “Grow In” On December 31, 2013, Whose Actual Retirement Dates are Subsequent to January 1, 2014

Effective December 31, 2013:

(a) An Employee or former Employee who is described in and subject to the provisions of paragraphs (1) or (2) of Section 2.3 on December 31, 2013, whose Actual Retirement Date does not occur on or before January 1, 2014, shall cease accruing Formula Benefit Service as of December 31, 2013.

(b) Any other Employee or former Employee who is receiving (or is eligible to receive) a long term disability benefit under a program of the Company or a Participating Company (as described in Section 3.3) on December 31, 2013, whose Actual Retirement Date does not occur on or before January 1, 2014, shall cease accruing Formula Benefit Service as of December 31, 2013.

(c) Any other Employee or former Employee who has been involuntarily terminated on or before December 31, 2013, and is eligible for “Grow In” to early retirement under Section 3.2 pursuant to Section 9, whose Actual Retirement Date does not occur on or before January 1, 2014, shall cease accruing Formula Benefit Service as of December 31, 2013. For the avoidance of doubt, with regard to such an Employee or former Employee who would, but for the cessation of benefit accruals effective December 31, 2013, accrue Credited Service and Formula Benefit Service after December 31, 2013 pursuant to Section 8.10(d) of the Formula Benefit Part of the RPSE, such Employee’s or former Employee’s Credited Service and Formula Benefit Service as of December 31, 2013, shall include credit for the maximum credited hours (not to exceed 1,530 hours) related to such layoff, pursuant to Section 1.1(g) of Part D of the RPSE.”

6.	By amending the first sentence of the first paragraph in Section 4.3 of the Plan to read in its entirety as follows:

“ “Final Average Compensation” shall mean an Employee’s average annual base salary plus certain short-term incentive awards, as designated by the Plan Administrator in its discretion, in the highest consecutive 60-month period during the 120-month period prior to the earlier of (1) his/her Actual Retirement Date or (2) January 1, 2014, except as provided in (a) and (b), below.”

7.	By amending paragraphs (a) and (b) in Section 4.3 of the Plan to read in their entirety as follows:

“(a) For an Employee described in Section 3.3, the 120-month period described above shall be the 120-month period prior to the earlier of (1) the expiration of salary continuation or (2) January 1, 2014, and

(b) For an Employee described in Section 9.1, the 120-month period described above shall be the 120-month period prior to the earlier of (1) the last day worked or (2) January 1, 2014.”

8.	By amending the last paragraph in Section 4.3 of the Plan to read in its entirety as follows:

“Enhanced Final Average Compensation” shall mean, for certain Participants as described in Section 4.9, the Participant’s Final Average Compensation determined in accordance with the foregoing provisions of this Section 4.3 by substituting for the “120-month period” described above the “period from January 1, 1995 to the earlier of (1) the Participant’s Actual Retirement Date or (2) January 1, 2014”; provided, however, that for purposes of applying paragraph (a), above, in determining the Enhanced Final Average Compensation, such substituted 120-month period shall instead be the “period from January 1, 1995 to the earlier of (1) the expiration of salary continuation or (2) January 1, 2014” and for purposes of applying paragraph (b), above, in determining the Enhanced Final Average Compensation, such substituted 120-month period shall instead be the “period from January 1, 1995 to the earlier of (1) the last day worked or (2) January 1, 2014.”

9.	By amending Paragraph (c) in Section 10.1 of the Plan by replacing the clause therein:

“computed in the same manner as is used to compute a deferred vested pension under the RPSE, except that “annual base salary plus the annual average of the short-term incentive compensation paid to the Employee during the 60-month period prior to the date of termination” shall be used in lieu of “annual base salary,” and the deferred vested allowance so computed shall be reduced by the amount of the deferred vested pension under the RPSE (without regard to an Employee’s election of a cash refund under the RPSE) and such other amounts under Section 4.1(c).”

with the following:

“computed pursuant to Section 10.3, and the monthly deferred vested allowance so computed shall be reduced by the monthly amount of the deferred vested pension under the RPSE (without regard to an Employee’s election of a cash refund under the RPSE) and the monthly amount of such other amounts under Section 4.1(c).”

10.	By amending Section 10 of the Plan by adding a new Section 10.3 at the end thereof as follows:

“10.3 Amount of Deferred Vested Allowance.

(a) The monthly deferred vested allowance commencing at or after age 65 hereunder shall be equal to one-twelfth of:

(i) an employee’s projected normal retirement MRO (as computed under Subsection 4.1(a)) based upon the employee’s Formula Benefit Service (as of December 31, 2013), projected to age 65, and Final Average Compensation, determined as of age 65, assuming the employee’s annual base salary at the earlier of (A) age 65 or (B) December 31, 2013, plus the annual average of the short-term incentive compensation paid to the Employee during the 60-month period prior to the earlier of (A) age 65 or (B) December 31, 2013, will continue unchanged to such age, multiplied by

(ii) a fraction, the numerator of which is the employee’s years of Credited Service as of the date of termination and the denominator of which is the employee’s projected total years of Credited Service to age 65, with such resulting amount reduced by

(iii) an amount equal to the annual Social Security Benefit as of the earlier of (A) age 65 or (B) December 31, 2013, payable at age 65 to the employee (assuming the employee’s annual base salary plus annualized cost of living allowance, if any, at the earlier of (A) age 65 or (B) December 31, 2013 were to continue unchanged to such age and would be treated as earnings for Social Security purposes), first multiplied by the lesser of (A) 60 percent, or (B) 1.7 percent multiplied by the employee’s number of years of Formula Benefit Service (as of December 31, 2013), projected to age 65, but with such resulting amount limited, if necessary, so that it does not exceed 50% of the employee’s MRO determined under subparagraph (i) above, and then further multiplied by the fraction determined in subparagraph (ii) above.

(iv) In determining the fraction in subparagraph (ii) of this Section 10.3, the amount of “Credited Service as of the date of termination” and “projected total years of Credited Service to age 65” shall include Credited Service accrued subsequent to December 31, 2013, notwithstanding any other provisions of the Plan to the contrary.

(v) For purposes of subparagraph (iii) of this Section 10.3, the amount of the annual Social Security Benefit as of December 31, 2013, payable at age 65 to the employee shall be determined using the laws as in effect at December 31, 2013, and assuming that the employee’s earnings for Social Security (or CPP, QPP, and/or Canadian Old Age Security Act, as applicable) purposes subsequent to said date shall be based on such employee’s annual base salary plus annualized cost of living, if any, as of said date.

(b) In determining the amount of deferred vested allowance payable commencing at an age prior to age 65, the early commencement percentage factors used for such purpose under the Formula Benefit Part of the RPSE shall be used to reduce the amount determined under paragraph (a) of this Section 10.3.”

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